SUB-ITEM 77Q3

AIM CHARTER FUND

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING  4/30/2008
FILE NUMBER 811-1424
SERIES NO.: 3


72DD 1 Total income dividends for which record date passed during the period.
       (000's Omitted)
       Class A                                                          $ 63,632
     2 Dividends for a second class of open-end company shares (000's Omitted)
       Class B                                                           $ 4,147
       Class C                                                           $ 1,085
       Class R                                                              $ 73
       Institutional Class                                               $ 2,346

73A.   Payments per share outstanding during the entire current period:
       (form nnn.nnnn)
     1 Dividends from net investment income
       Class A                                                            0.2234
     2 Dividends for a second class of open-end company shares (form nnn.nnnn)
       Class B                                                            0.0673
       Class C                                                            0.0673
       Class R                                                            0.1716
       Institutional Class                                                0.3008

74U. 1 Number of shares outstanding (000's Omitted)
       Class A                                                           284,931
     2 Number of shares outstanding of a second class of open-end company shares
       (000's Omitted)
       Class B                                                            45,761
       Class C                                                            15,256
       Class R                                                               441
       Institutional Class                                                 7,219

74V. 1 Net asset value per share (to nearest cent)
       Class A                                                           $ 15.93
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                                                           $ 15.28
       Class C                                                           $ 15.32
       Class R                                                           $ 15.86
       Institutional Class                                               $ 16.37